EXHIBIT 21.1

LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
SSA Global Technologies Canada Inc.	Canada
Ironside Technologies Europe Ltd.	United Kingdom
Ironside Technologies GmbH	Germany
Ironside Technologies BV	Netherlands
Ironside Technologies SARL	France
System Software Japan Corporation	Delaware, USA
SSA Pacific Rim Corporation	Delaware, USA
SSA Global Technologies (Japan) Limited	Delaware, USA
Infinium Software, Inc.	Massachusetts, USA
Infinium Delaware, Inc.	Delaware, USA
Infinium Corporation	Massachusetts, USA
Infinium Software Europe, Inc.	Massachusetts, USA
Infinium Software Asia/Pacific, Inc.	Massachusetts, USA
Infinium Systems Iberica S.L.	Spain
Metro-Infinium (Thailand) Co., Ltd.	Thailand
Infinium Holdings Limited	United Kingdom
Seneca Holdings, Inc.	Delaware, USA
Seneca Acquisition Subsidiary, Inc.	Delaware, USA
Elevon, Inc. (f/k/a Walker Interactive Systems)	Delaware, USA
Global Business Solutions Holdings, Inc.	Delaware, USA
Global Business Consulting Solutions, Inc.	Delaware, USA
RareVision, Inc.	Delaware, USA
Walker Interactive Products, International Inc.	California, USA
Elevon Services, Ltd.	United Kingdom
Walker Interactive Systems Pty Ltd.	Australia
Walker Interactive Systems (Hong Kong) Ltd.	Hong Kong
Walker Interactive Systems (Singapore) Pte Ltd.	Singapore
Walker Canada Inc.	Canada
Baan USA Inc.	Delaware, USA
Caps Logistics Inc.	Georgia, USA
Caps Logistics FSC (Virgin Islands)	Virgin Islands
Caps Logistics (Mauritius) Ltd.	Mauritius
Aurum Software (India) Private Ltd.	India
Aurum Software UK Ltd	United Kingdom
Arzoon Global Commerce Inc.	Delaware, USA
SSA Caribbean, Inc.	Cayman Islands
Baan UK LTD.	United Kingdom
Baan Global BV	Netherlands

Compact 3000 Ltd.	England
Compact 2000 Limited	United Kingdom
Compact 4000 Limited	United Kingdom
The Coda Group Ltd	United Kingdom
Baan Iceland ehf.	Iceland
Coda BV	Netherlands
Coda (Singapore) Pte Ltd.	Singapore
Coda Software Malaysia Sdn Bhd.	Malaysia
Coda Australia Pty Ltd.	Australia
Baan Ltd.	United Kingdom
CODA Canada Inc.	Canada
Coda International Services Ltd	United Kingdom
Baan Mexico SA de CV	Mexico
Shenyang Neu-Baan Software Ltd.	China
Baan Mexico Servicious SA de C.V.	Mexico
SSA Global Technologies (Israel) Ltd. (f/k/a C-Ark Ltd)	Israel
Baan Development BV	Netherlands
Baan International B.V.	Netherlands
Baan France SA	France
Baan Nederland B.V.	Netherlands
Baan Belgium NV	Belgium
Baan Nordic AB	Sweden
Baan Nordic A/S	Denmark; Norway
Baan Espana y Portugal SA	Portugal; Spain
SSA Global Italia Srl (d/k/a Baan Italia Srl)	Italy
Baan Brasil Sistemas de Informatica Ltda	Brazil
SSA Global Argentina S.A. (f/k/a Baan Argentina Ltda.)	Argentina
Baan Australia Pty Ltd	Australia
Baan (Schweiz) AG	Switzerland
Baan Austria GmbH	Austria
Baan Dimensions B.V.	Netherlands
Invensys Far East Limited (f/k/a Baan Hong Kong Limited)	Hong Kong
Baan Korea Co Ltd.	Korea
Baan Holding Central Europe GmbH	Germany
Matrix Informatie-systemen GmbH	Germany
Coda GmbH	Germany
SSA Global GmbH (f/k/a Baan Deutschland GmbH)	Germany
BIS Strassle Informations-systeme	Germany
Baan Education Asia Pacific Sdn Bhd (Malaysia)	Malaysia
SSA Global Technologies (India) Private Limited (f/k/a Baan Info Systems India Ltd)	India
SSA Global Japan KK (f/k/a Baan Japan Co Ltd)	Japan
Baan (Malaysia) Sdn Bhd.	Malaysia
Matrix Holding B.V.	Netherlands

Matrix Informatie-systemen B.V.	Netherlands
Matrix Research and Development B.V.	Netherlands
Matrix International B.V.	Netherlands
Matrix Workstations Ltd.	United Kingdom
SSA Netherlands BV	Netherlands
EXE TECHNOLOGIES, INC.	Delaware, USA
EXE Technologies (UK) Ltd.	United Kingdom
EXE Technologies (S.E.A.) Pte. Ltd.	Singapore
EXE Technologies (Malaysia) Sdn. Bhd.	Malaysia
EXE Technologies (China) Limited	China
EXE Technologies - Middle East (FZE)	Dubai
EXE Technologies K.K.	Japan
EXE Technologies Korea Ltd.	Korea
EXE Technologies (Shanghai) Co., Ltd	China
EXE Technologies (European Holdings) B.V.	Netherlands
EXE Technologies (Benelux) B.V.	Netherlands
EXE Technologies (France) S.A.S	France
EXE Technologies (Germany) GmbH	Germany
SSA Global Technologies (Australia) Pty Limited	Australia
SSA Global Technologies (NZ) Limited	New Zealand
SSA Global Technologies (Hong Kong) Limited	Hong Kong
SSA GT Korea Limited	Korea
SSA Global Technologies (Malaysia) Sdn Bhd	Malaysia
SSA Global Technologies (Singapore) Pte Ltd.	Singapore
SSA Global Technologies (Singapore) Pte Ltd., Taiwan Branch	Taiwan
SSA Global Technologies (China) Co., Ltd.	China
SSA Pte. Ltd.	Singapore
SSA Global Technologies Limited	England
SSA Limited	England
SSA Benelux B.V.	The Netherlands
SSA Holland BV	Holland
Solid-csf BV	The Netherlands
Sovata (C.S.F.) B.V.	The Netherlands
SSA Global Technologies, S.A.	France
SSA Global Technologies Spain, SA	Spain
SSA Global Technologies GmbH	Germany
SSA GT Max International Limited	United Kingdom
SSA Global Technologies ApS	Denmark
SSA Global Technologies Do Brasil Ltda.	Brazil
SSA Global Technologies de Mexico S.A.	Mexico
SSA New England	Delaware, USA